EXHIBIT 99.2

June 19, 2008 13:00 UTC
CrowdGather, Inc. Announces Appointment of Online Advertising
Executive Zoe Myerson to Management Team

WOODLAND HILLS, Calif.--(BUSINESS WIRE)-- CrowdGather, Inc. (OTCBB: CRWG) today announced that Zoe Myerson, a recognized advertising executive and industry leader, will join the company as Vice President of Worldwide Advertising Sales. Myerson will be responsible for helping to define CrowdGather's revenue and go to market strategy for its growing forum and message board-based advertising network.

Myerson joins CrowdGather from 411 Web Interactive where she was Director of Advertising Sales and responsible for online advertising strategy. Previously, she was a co-founder of Overture (currently known as Yahoo! Search Marketing), where she was a key player in the creation of the first cost-per-click revenue model. In 1998, prior to joining GoTo.com, she successfully oversaw the growth and expansion of the southwest region for both Juno Online Services and Yahoo.

With over 25 years of experience, Myerson is an advertising and sales leader, with a proven track record as a catalyst for growth for some of the biggest names in the Internet. In addition to her work in corporate and online sales, Myerson has served as a consultant specializing in advertising sales forecasting and competitive and market research. She launched her career as a sales representative with Newsweek Magazine, and spent almost 6 years with Playboy magazine as the Director of Adverting Sales for the Mid-West.

"Zoe brings to CrowdGather a depth of advertising talent and experience, from her background in print advertising to her pioneering work in the cost-per-click segment of online advertising," said Sanjay Sabnani, CrowdGather’s Chairman and CEO. "We expect Zoe to be a key player on our team, and for her to assist us in demonstrating the significant value in forums and their membership to advertisers."

"CrowdGather has a tremendous opportunity to aggregate the disenfranchised forum communities into a powerful collective that can command premiums from advertisers and their intermediaries," said Zoe Myerson, Vice President of Worldwide Advertising Sales, "I was attracted by the vastness of the opportunity and by the chance to once again be at the start of something that will fundamentally change the way advertising is done on the internet."

Through a growing portfolio of forum and message board communities, CrowdGather is building a leading informational community and advertising matrix around a vastly underestimated social networking tool. When launched, CrowdGather will connect properties with innovations such as a cross-forum search engine and a centralized ID management tool that allows members to participate in any network discussion with a single login. CrowdGather will initially focus on its Company owned properties, but will ultimately open up its network to third-party forum owners who wish to benefit from joining this powerful network.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company's growth and business strategy. Words such as "expects," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations of such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to changes in the Company’s business; competitive factors in the market in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contacts
CrowdGather, Inc.
Donna Adalin, 818-435-2472 x102
donna@crowdgather.com

Source: CrowdGather, Inc.